UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2011
CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-32162	80-0067704
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

50 Rockefeller Plaza	10020
New York, NY	(Zip Code)
(Address of principal executive offices)
(212) 492-1100
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
     A special meeting of stockholders of Corporate Property Associates 16 — Global Incorporated (“CPA®:16 — Global”) was held on April 26, 2011. Set forth below are the voting results from the special meeting.
     Proposal No. 1. The stockholders approved the alternate merger substantially on the terms set forth in the Agreement and Plan of Merger, dated as of December 13, 2010, by and among Corporate Property Associates 14 Incorporated, CPA®:16 — Global, W. P. Carey & Co. LLC and the other parties thereto.

For	Against	Abstain

64,731,571	3,130,754	10,226,254
     Proposal No. 2. The stockholders approved the internal reorganization of CPA®:16 — Global as an umbrella partnership real estate investment trust.

For	Against	Abstain

64,678,391	3,118,254	10,291,933
     Proposal No. 3. The stockholders approved an amendment to CPA®:16 — Global’s charter to increase the number of its authorized shares of common stock from 250,000,000 shares to 400,000,000 shares to ensure that it will have a sufficient amount of authorized shares to issue in the merger.

For	Against	Abstain

71,365,341	3,347,806	3,375,432
     For each of the proposals, a quorum was present for the purpose of the vote. The votes in favor of Proposal No. 1 represented approximately 51.1% of all the votes entitled to be cast by CPA®:16 — Global stockholders, the votes in favor of Proposal No. 2 represented approximately 51.1% of all the votes entitled to be cast by CPA®:16 — Global stockholders and the votes in favor of Proposal No. 3 represented approximately 56.4% of all the votes entitled to be cast by CPA®:16 — Global stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
Date: April 26, 2011	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director